Exhibit 99.2

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the following transactions of TransAtlantic Petroleum Ltd. (“TransAtlantic” or the “Company”).

Amity and Petrogas Acquisition

On August 25, 2010, TransAtlantic Worldwide, Ltd., a wholly-owned subsidiary of the Company (“TransAtlantic Worldwide”), acquired all of the shares of Amity Oil International Pty Ltd (“Amity”) and Zorlu Petrogas Petrol Gaz ve Petrokimya Ürünleri Inşaat Sanayi ve Ticaret A.Ş. (“Petrogas”) in exchange for $96.5 million in cash, of which $200,000 was paid by four wholly-owned subsidiaries of TransAtlantic Worldwide to the minority shareholders of Petrogas. The purchase price is subject to adjustments to reflect the activities conducted by Amity and Petrogas from July 1, 2010 until August 25, 2010.

Through the acquisition of Amity and Petrogas, TransAtlantic Worldwide acquired interests ranging from 50% to 100% of 18 exploration licenses and one production lease, consisting of approximately 1.3 million gross acres (1.0 million net acres) in the Thrace Basin and 730,000 gross and net acres in central Turkey, and equipment.

TransAtlantic Worldwide and the Company funded $66.5 million of the purchase price from borrowings under that certain credit agreement, dated as of June 28, 2010 (the “Dalea Credit Agreement”), by and between the Company and Dalea Partners, LP (“Dalea”), and $30.0 million of the purchase price from borrowings under the short-term secured credit agreement between TransAtlantic Worldwide and Standard Bank Plc, dated as of August 25, 2010 (the “Credit Agreement”). N. Malone Mitchell, 3rd, the chairman of the Company’s board of directors, and his wife own 100% of Dalea.

Consideration:

Payment of cash for the acquisition of all the outstanding shares of Amity and 99.6% of the shares of Petrogas	$96,300
Payment of cash for the acquisition of 0.4% of the shares of Petrogas from minority shareholders of Petrogas	200

Total cash consideration	96,500

Fair value of total consideration transferred	$96,500

Acquisition-Related Costs:

Included in general and administrative expenses on the Company’s consolidated statement of operations	$1,700

Recognized Amounts of Identifiable Assets Acquired and Liabilities Assumed:

Assets:
Cash	$123

Total financial assets	123

Other current assets, consisting primarily of prepaid expenses:	391
Oil and gas properties:
Proved properties	55,535
Unproved properties	53,880
Drilling services and related equipment	4,256
Inventory	4,492

Total oil and gas properties, drilling services and other equipment	118,163
Liabilities:
Accounts payable, consisting of normal trade obligations	(1,983)
Accrued liabilities, consisting primarily of accrued compensated employee absences	(1,716)
Deferred income taxes	(17,926)
Asset retirement obligations, consisting of future plugging and abandonment liabilities on Amity and Petrogas’ developed wellbores as of July 1, 2010, based on internal and third-party estimates of such costs, adjusted for a historic Turkish inflation rate of approximately 6.5%, and discounted to present value using the Company’s credit-adjusted risk-free rate of 7.25%	(552)

Total liabilities	(22,177)

Total identifiable net assets	$96,500

In March 2009, the Company acquired Incremental Petroleum Pty Ltd (formerly Incremental Petroleum Limited) (“Incremental”). Incremental’s results of operations from March 6, 2009 through December 31, 2009 are included in TransAtlantic’s historic results of operations.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2009 gives effect to: (i) the Incremental acquisition as if the entire 100% interest was obtained on January 1, 2009, and (ii) the acquisition of Amity and Petrogas as if the entire 100% interest was obtained on January 1, 2009. The unaudited pro forma condensed combined statement of operations combines the historical results of TransAtlantic, Incremental, Amity and Petrogas for the year ended December 31, 2009. The historical results of TransAtlantic were derived from its audited consolidated statement of operations and comprehensive loss for the year ended December 31, 2009. The historical results of operations for Incremental for the period from January 1, 2009 through March 5, 2009 were derived from its accounting records.

Incremental’s results of operations from January 1, 2010 through June 30, 2010 are included in TransAtlantic’s historic results of operations. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2010 gives effect to the acquisition of Amity and Petrogas as if the entire 100% interest was obtained on January 1, 2009.

The historic financial statements of Incremental are presented in accordance with International Financial Accounting Standards (“IFRS”). The unaudited pro forma statements are prepared in accordance with Regulation S-X and the accounting policies used in the preparation of the pro forma statements are in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), which are consistent with those used in TransAtlantic’s audited financial statements as of and for the year ended December 31, 2009 and unaudited financial statements as of and for the six months ended June 30, 2010 and 2009.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Incremental, Amity and Petrogas been consolidated with TransAtlantic during the periods shown. The pro forma adjustments are based on information available at the time of the preparation of these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical audited financial statements of TransAtlantic and the historical audited combined financial statements of Amity and Petrogas.

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2010

(thousands of U.S. Dollars)

	TransAtlantic Historical	Amity and Petrogas Historical	U.S. GAAP and Pro Forma Adjustments		Pro Forma Amounts
ASSETS
Cash and cash equivalents	$74,132	$123	$96,500	B	$74,255
			(96,500	) A
Other current assets	33,072	391	—		33,463

Total current assets	107,204	514	—		107,718

Oil and gas properties, net (successful efforts method)	95,571	21,228	88,187	A	204,986
Drilling services and other equipment	148,654	8,097	651	A	157,402

Total property and equipment	244,225	29,325	88,838		362,388
Less: accumulated depletion, depreciation and amortization	(16,854)	—	—		(16,854)

Total property and equipment, net	227,371	29,325	88,838		345,534
Other assets	22,831	47,943	(47,943	) P	22,831

Total assets	357,406	77,782	40,895		476,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	30,035	3,565	1,700	Q	35,300
Loans payable	69,389	5	92,165	B	161,559
Other current liabilities	240	—	—		240

Total current liabilities	99,664	3,570	93,865		197,099

Other long term liabilities	12,258	652	360	A	13,270
			17,600	A	17,600
Loans payable	10,755	—	—		10,755

Total liabilities	122,677	4,222	111,825		238,724

Common shares	3,043	—	—		3,043
Additional paid in capital	382,687	73,560	(73,560	) A	387,017
	—	—	4,330	B
Accumulated other comprehensive income	2,140	—	—		2,140
Accumulated deficit	(153,141)	—	(1,700	) Q	(154,841)

Total stockholders’ equity	234,729	73,560	(69,230)		237,359

Total liabilities and stockholders’ equity	$357,406	$77,782	$40,895		$476,083

See accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2010

(thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historical	Amity and Petrogas Historical	U.S. GAAP and Pro Forma Adjustments		Combined Pro Forma Amounts
Revenues:
Oil and gas sales	$27,153	$13,341	$—		$40,494
Oilfield services	3,843	—	—		3,843

Total revenues	30,996	13,341	—		44,337

Costs and expenses:
Production	8,895	3,307	—		12,202
Exploration, abandonment and impairment	17,799	—	—		17,799
Seismic and other exploration	2,747	—	—		2,747
International oil and gas activities	6,858	—	—		6,858
General and administrative expenses	13,034	1,449	—		14,483
Depreciation, depletion and amortization	9,136	1,021	3,068	L	13,225
Accretion of asset retirement obligations	105	5	15	J	125

Total costs and expenses	58,574	5,782	3,083		67,439

Operating loss (income)	27,578	(7,559)	3,083		23,102

Other expense (income):
Interest and other expense	1,180	1,258	3,087	BM	5,525
Interest and other income	(145)	(2,228)	—		(2,373)
Gain on commodity derivative contracts	(3,637)	—	—		(3,637)
Foreign exchange loss (gain)	481	(1,996)	—		(1,515)

Loss (income) before income taxes	25,457	(10,525)	6,170		21,102
Income tax provision	2,317	1,478	(614	) N	3,181

Net loss (income) attributable to TransAtlantic Petroleum Ltd.	$27,774	$(9,047)	$5,556		$24,283

Net loss per common share attributable to TransAtlantic Petroleum Ltd.:
Basic and diluted	$0.09			R	$0.08

Weighted average shares outstanding:
Basic and diluted	303,989			R	303,989

See accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements

TRANSATLANTIC PETROLEUM LTD.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2009

(thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historical	Incremental Historical (IFRS)	Amity and Petrogas Historical	U.S. GAAP and Pro Forma Adjustments		Combined Pro Forma Amounts
Revenues:
Revenues	$—	$4,195	$—	$(41	) C	$—
				(4,154	) D
Oil and gas sales	27,681	—	27,224	(212	) H	58,847
				4,154	D
Oilfield services	1,588	—	—	—		1,588

Total revenues	29,269	4,195	27,224	(253)		60,435
Costs and expenses:
Production	10,168	—	5,841	942	F	18,059
				1,108	I
Exploration, abandonment and impairment	24,791	—	2,214	—		27,005
Seismic and other exploration	10,538	—	—	73	E	10,611
General and administrative	16,129	—	4,201	919	G	21,249
Employee benefits expense	—	1,799	—	(942	) F	—
				(857	) G
Takeover defense	—	62	—	(62	) G	—
International oil and gas activities	12,349	—	—	—		12,349
Royalty expense	—	212	—	(212	) H	—
Raw materials and consumables used	—	893	—	(893	) I	—
Field costs	—	215	—	(215	) I	—
Accretion of discount on asset retirement obligations	164	—	11	52	J	227
Finance costs	—	15	—	(15	) K	—
Depreciation, depletion and amortization	7,942	652	2,003	4,390	L	14,987

Total costs and expenses	82,081	3,848	14,270	4,288		104,487

Operating loss (income)	52,812	(347)	(12,954)	4,541		44,052
Other expense (income):
Interest and financing expense	2,748	—	2,318	7,110	BM	12,176
Interest and other income	(213)	—	(4,353)	(26	) C	(4,592)
Loss on commodity derivative contracts	1,922	—	—	—		1,922
Foreign exchange loss (gain)	3,449	(8)	4,435	—		7,876
Other	—	546	—	(15	) C	531

Loss (income) before income tax provision	60,718	191	(10,554)	11,610		61,965
Income tax provision	1,299	107	3,000	(1,087	) N	3,319

Net loss (income)	62,017	298	(7,554)	10,523		65,284
Non controlling interests, net of tax	129	—	—	(129	) O	—

Net loss (income) attributable to TransAtlantic Petroleum Ltd.	$62,146	$298	$(7,554)	$10,394		$65,284

Net loss per common share attributable to TransAtlantic Petroleum Ltd.:
Basic and diluted	$0.29				R	$0.31

Weighted average shares outstanding:
Basic and diluted	212,320				R	212,355

See accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements

TRANSATLANTIC PETROLEUM LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of U.S. GAAP and Pro Forma Adjustments

A	Records the acquisition of Amity and Petrogas in thousands of U.S. Dollars.

B	Records interest expense on amounts borrowed under the Dalea credit agreement and the short-term secured credit agreement with Standard Bank at rates ranging from 3.75% per annum to three month LIBOR plus 2.5% per annum and the fair value of warrants issued totaling $4,330,000 under the Dalea credit agreement. Total borrowings were $96.5 million.

C	Reclassifies interest and other income, which is included in revenue on Incremental’s Consolidated Income Statement, as presented under IFRS. Consistent with U.S. GAAP, these amounts should be included in other income (expense).

D	Reclassifies oil and gas sales revenue, which is included in revenue on Incremental’s Consolidated Income Statement, as presented under IFRS. Consistent with U.S. GAAP, these amounts should be included in oil and gas sales revenue.

E	Records exploration expense incurred by Incremental, which is capitalized under IFRS, but expensed under the U.S. GAAP successful efforts method. Such charges consist primarily of seismic data processing and related direct expenses incurred by Incremental to study such data, along with other geological and geophysical activities.

F	Reclassifies costs related to those individuals directly associated with Incremental’s oil and gas producing operations. Such costs are included in employee benefits expense on Incremental’s Consolidated Income Statement, as presented under IFRS. Consistent with U.S. GAAP, these amounts should be included in production expense.

G	Reclassifies employee benefits expense and takeover defense, which are shown separately on Incremental’s Consolidated Income Statement, as presented under IFRS. These charges represent general and administrative expenses as reported under U.S. GAAP.

H	Reclassifies royalty expense which is shown as an expense on Incremental’s Consolidated Income Statement, as presented under IFRS. In conformance with TransAtlantic’s accounting policies, these amounts are shown as a reduction of revenue because Incremental was never entitled to these amounts.

I	Reclassifies raw materials and consumables used and field costs, which are shown separately on Incremental’s Consolidated Income Statement, as presented under IFRS. These charges represent lease operating expenses as reported under U.S. GAAP, and would have been included in production expense on TransAtlantic’s consolidated statement of operations had the Incremental acquisition occurred on January 1, 2009.

J	Records accretion of discount on asset retirement obligations based on TransAtlantic’s estimate of the present value of those obligations.

K	Finance costs on Incremental’s Consolidated Income Statement, as presented under IFRS, represent accretion of discount on asset retirement obligations.

L	Adjusts historic depletion and depreciation expense to amounts indicated based on the units-of-production method in accordance with U.S. GAAP computed from the amounts allocated to oil and gas properties and TransAtlantic’s estimated proved reserve quantities related to the acquisition of oil and gas properties. Depreciation of rigs and other equipment is provided using the straight-line method over estimated remaining useful lives of approximately seven years. The Company has recorded the assets acquired and the liabilities assumed at their estimated fair values.

M	Records interest expense on amounts borrowed under a credit agreement with Dalea at the fixed contractual interest rate of 10% per annum as if those amounts had been outstanding since January 1, 2009. TransAtlantic borrowed $59.0 million under this credit agreement to fund the Incremental acquisition.

N	Provides income tax on the pro forma adjustments above related to Incremental’s Turkish operations and the acquisition of Amity and Petrogas using an expected statutory income rate of 20%. The tax effect of pro forma adjustments related to U.S. or Australian operations is zero because the Company has a net deferred tax asset which is reduced to zero by a valuation allowance. For results of operations in Turkey, the Company has a net deferred tax liability.

O	Removes net loss attributable to non-controlling interests in Incremental as such amounts would not have been recognized if the Incremental acquisition had occurred on January 1, 2009.

P	Removes the related party loans payable and receivable which were settled prior to the closing of the acquisition of Amity and Petrogas.

Q	Records acquisition costs related to the purchase of Amity and Petrogas.

R	Pro forma basic and diluted loss per share for the year ended December 31, 2009 based on TransAtlantic’s weighted average shares outstanding is as follows (in thousands, except per share amount):

Numerator: pro forma combined net loss	$65,284
Denominator: Weighted average shares outstanding as reported	212,355

Pro forma loss per share	$0.31

Pro forma basic and diluted loss per share for the six months ended June 30, 2010 is based on TransAtlantic’s weighted average shares outstanding and is as follows (in thousands, except per share amount):

Numerator: pro forma combined net loss	$24,283
Denominator: Weighted average shares outstanding as reported	303,989

Pro forma loss per share	$0.08

* * * * * * *

TRANSATLANTIC PETROLEUM LTD.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2.	Standardized Measure of Oil and Gas Quantities (Unaudited)

The following table presents certain unaudited pro forma combined information concerning TransAtlantic’s, Amity’s and Petrogas’ proved oil and gas reserves at December 31, 2009, giving effect to the acquisition of Amity and Petrogas as if it had occurred on December 31, 2009. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and reflects prices and costs as of December 31, 2009, and should not be construed as being exact. Amounts are in thousands of U.S. Dollars.

	TransAtlantic Historical	Amity and Petrogas Historical	Pro Forma Combined
Proved Reserve Quantities:
Total proved reserves:
Oil (thousands of barrels)	$10,426	$—	$10,426
Gas (MMCF)	7,339	14,553	21,892
Proved developed reserves:
Oil (thousands of barrels)	5,649	—	5,649
Gas (MMCF)	4,787	11,688	16,475

Standardized Measure of Discounted Cash Flows
Future cash inflows	$700,003	$116,128	$816,131
Future production costs	(161,173)	(4,367)	(165,540)
Future development costs	(46,234)	(3,640)	(49,874)
Future income tax expense	(94,468)	(18,434)	(112,902)

Future net cash flows	398,128	89,687	487,815
10% annual discount for estimated timing of cash flows	(148,119)	(22,012)	(170,131)

Standardized measure of discounted future net cash flows related to proved reserves	$250,009	$67,675	$317,684